UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
March 22, 2006

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Bridge Parkway, Suite 201, Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code
(650) 551-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 28, 2006, the Board of Directors of Wherify Wireless, Inc. ("Wherify") appointed Michael D. Dingman, Jr. as a member of the Board of Directors. Mr. Dingman was appointed to fill a vacancy on the Board of Directors created by the departure of Reginald Brown.

The Board of Directors has not named Mr. Dingman to any committee. However, it is expected that he will be named to both the audit and compensation committees.

Since September 2000, Mr. Dingman has served as the Chief Financial Officer of Intrado, Inc., a provider of 9-1-1 information services and systems to telecommunications companies. Prior to joining Intrado, from March 1999 to August 2000, Mr. Dingman was the Chief Financial Officer and Treasurer of Internet Commerce and Communication Corp. (formerly RMI NET, Inc.). Mr. Dingman's prior work experience includes five years of investment banking experience in mergers and acquisitions with Lazard Freres in New York during the late 1980's, three years as an independent consultant specializing in debt restructuring and workouts during the early 1990's and five years as an investment advisor specializing in corporate retirement plans and high-net-worth accounts.

Reginald Brown resigned as a director of Wherify for personal reasons effective March 22, 2006. Mr. Brown also served on the Wherify's audit and compensation committees.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

WHERIFY WIRELESS, INC.

Date: March 28, 2006	By:	/s/ Mark E. Gitter
Mark E. Gitter Chief Financial Officer